Exhibit 99.906CERT



                            SECTION 906 CERTIFICATION


Pursuant to 18 U.S.C. ss. 1350, the undersigned officers of the BlackRock California Investment Quality Municipal Trust Inc. (the "Company"), hereby certifies, to the best of their knowledge, that the Company's Report on Form N-CSR for the fiscal year ended October 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: January 7, 2004
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/s/ Robert S. Kapito
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Name:  Robert S. Kapito
Title: Principal Executive Officer




/s/ Henry Gabbay
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Name:  Henry Gabbay
Title: Principal Financial Officer